EXHIBIT 99.1

Seval Oz Joins MicroVision Board of Directors, Director Bernee D. L. Strom Steps Down

REDMOND, Wash., March 02, 2021 (GLOBE NEWSWIRE) -- MicroVision, Inc. (NASDAQ: MVIS), a leader in MEMS based solid state automotive lidar and micro-display technology for augmented reality, today announced that Seval Oz has been appointed to its board of directors and that Bernee D. L. Strom has stepped down as a Director.

Seval Oz is a recognized global business and marketing leader in mobility, autonomous vehicle technology and intelligent transportation systems. Oz was a Founder and CEO of Aurima, Inc, a multi-sensor awareness platform powered by AI deep learning for autonomous vehicles. She was previously CEO of Continental Intelligent Transportation Systems, a division of Continental AG Interiors Division. She has served as Head of Global Strategic Partnerships for Google[x]'s Self Driving Cars Program (Waymo) where she supported global business and marketing efforts for Google’s self-driving technology commercial launch. In addition, she is an executive board advisor to automotive industry leaders and an investment advisor to several investment funds and holds 10 patents in vehicular technology software. Oz was the recipient of the Women in Technology Award for Courage and serves as an advisor to several boards including Pioneer Electronics, Moove.ai, HealthCorps®, a national health education program for high schools and Endeavor.Org, a global high-impact entrepreneurship organization based in NYC. Oz is a frequent speaker on women’s leadership in technology and serves in an advisory capacity to multiple automotive industry leaders. Oz received her MBA from Wharton Business School and her BA from Wellesley/M.I.T. in economics and political science.

“We are fortunate to add Seval Oz to our board of directors and look forward to benefiting from her significant experience working with public companies and technology companies as well as having her management expertise gained from a long career in leadership roles,” said Sumit Sharma, Chief Executive Officer of MicroVision.

“I am thrilled to join the MicroVision board of directors at this opportune time. I am excited to bring my expertise and experience in autonomous vehicle technology and mobility to the Company as it develops its automotive lidar technology and explores strategic alternatives,” said Seval Oz, newly appointed Independent Director of MicroVision. “I look forward to working with Brian, Sumit, board members and the management team to help the Company maximize the value of its solid state automotive lidar and micro-display technology.”

Concurrent with Seval Oz joining the board of directors, Director Bernee Strom decided to step down from the board.

“I have enjoyed my work with the board and management and feel I can confidently step down to continue work with my other boards and philanthropic activities,” said Bernee Strom. “The Company is well positioned with two new board members with experience in automotive lidar, mobility and automotive OEM markets. I believe the Company is on strong footing and I am excited for MicroVision’s future.”

“Bernee has been a valuable member of our board and has been a significant contributor to the vision and strategy of the Company,” stated Brian Turner, Chairman and Independent Director at MicroVision. “We want to thank Bernee for her hard work on the board; she will be missed.”

About MicroVision

MicroVision is a pioneering company in MEMS based laser beam scanning technology that integrates MEMS, lasers, optics, hardware, algorithms and machine learning software into its proprietary technology to address existing and emerging markets. Our integrated approach uses our proprietary technology to provide solutions for automotive lidar sensors, augmented reality micro-display engines, interactive display modules and consumer lidar modules.

For more information, visit the Company’s website at www.microvision.com, on Facebook at www.facebook.com/microvisioninc or follow MicroVision on Twitter at @MicroVision.

MicroVision is a trademark of MicroVision, Inc. in the United States and other countries. All other trademarks are the properties of their respective owners.

Forward-Looking Statements

Certain statements contained in this release, including those relating to benefits of adding a new board member, development of Company technology, pursuit of strategic alternatives, maximizing the value of Company technology, product applications and statements using words such as “believe” and “opportune” are forward-looking statements that involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include the risk that the Company may not succeed in finding licensing or other strategic solutions, including a potential sale of the Company, with acceptable timing, benefits or costs; our ability to operate with limited cash or to raise additional capital when needed; market acceptance of our technologies and products or for products incorporating our technologies; the failure of our commercial partners to perform as expected under our agreements, including from the impact of COVID-19 (coronavirus); our ability to identify parties interested in paying any amounts or amounts we deem desirable for the purchase or license of intellectual property assets; our or our customers’ failure to perform under open purchase orders; our financial and technical resources relative to those of our competitors; our ability to keep up with rapid technological change; government regulation of our technologies; our ability to enforce our intellectual property rights and protect our proprietary technologies; the ability to obtain additional contract awards and develop partnership opportunities; the timing of commercial product launches and delays in product development; the ability to achieve key technical milestones in key products; dependence on third parties to develop, manufacture, sell and market our products; potential product liability claims; our ability to maintain our listing on The Nasdaq Stock Market, and other risk factors identified from time to time in the Company's SEC reports, including the Company's Annual Report on Form 10-K filed with the SEC. These factors are not intended to represent a complete list of the general or specific factors that may affect us. It should be recognized that other factors, including general economic factors and business strategies, may be significant, now or in the future, and the factors set forth in this release may affect us to a greater extent than indicated. Except as expressly required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changes in circumstances or any other reason.

Investor Relations Contact

David H. Allen
Darrow Associates, Inc.
408.427.4463
dallen@darrowir.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/8be88c87-7339-4a61-b834-aa585d78102a